CLAYTON UTZ

EXECUTION DRAFT

Medallion Trust Series 2006-1G
Agency Agreement

Perpetual Trustee Company Limited
ABN 42 000 001 007

Securitisation Advisory Services Pty. Limited
ABN 88 064 133 946

The Bank of New York

The Bank of New York, London Branch

Deutsche International Corporate Services (Ireland) Limited

If you have any questions about the details of this document
PLEASE CONTACT BRIAN SALTER/LOUISE MCCOACH ON + 61 2 9353 4000

Clayton Utz
Lawyers
Levels 19-35 No. 1 O'Connell Street Sydney NSW 2000 Australia
PO Box H3 Australia Square Sydney NSW 1215
T + 61 2 9353 4000 F + 61 2 8220 6700

WWW.CLAYTONUTZ.COM

Our reference 174/657/80036670

      1.6     Incorporated Definitions and other Transaction

      3.14    Paying Agents to Record, Notify Payments and Deliver

      5.5     Obligations upon Transfer, Exchange or Replacement of

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6.....OFFERED NOTE TRUSTEE'S REQUIREMENTS REGARDING AGENTS....................14

      6.1     Following Enforcement of the Charge or issue of

      7.1     Part Redemption of Offered Notes on Quarterly

      10.6    Successor to Principal Paying Agent, Paying Agent,

                                                                              ii

                                                                             iii

THIS AGENCY AGREEMENT MADE AT SYDNEY ON 3 MARCH 2006

PARTIES           PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007 of Level
                  12, 123 Pitt, Sydney, Australia, in its capacity as trustee of the Series Trust (as hereinafter defined) (hereinafter
                  included in the expression the "ISSUER")

                  SECURITISATION ADVISORY SERVICES PTY LIMITED ABN 88 064 133
                  946 of Level 7, 48 Martin Place, Sydney, Australia
                  (hereinafter included by incorporation in the expression the
                  "MANAGER")

                  THE BANK OF NEW YORK of 101 Barclay Street, 21W, New York, New
                  York 10286 as trustee of the Offered Note Trust (as
                  hereinafter defined) (hereinafter included by incorporation in the expression the "BNY" or "OFFERED NOTE TRUSTEE")

                  THE BANK OF NEW YORK of 101 Barclay Street, 21W, New York, New
                  York 10286 (hereinafter included in the expression the "US
                  DOLLAR NOTE REGISTRAR")

                  THE BANK OF NEW YORK of 101 Barclay Street, 21W, New York, New
                  York 10286 (hereinafter included in the expression the
                  "PRINCIPAL PAYING AGENT")

                  THE BANK OF NEW YORK of 101 Barclay Street, 21W, New York, New
                  York 10286 (hereinafter included in the expression the "AGENT
                  BANK")

                  THE BANK OF NEW YORK, LONDON BRANCH of 48th floor, One Canada
                  Square, London E14 5AL (hereinafter included in the expression the "BNY LONDON" or "PAYING AGENT")

                  THE BANK OF NEW YORK, LONDON BRANCH of 48th floor, One Canada
                  Square, London E14 5AL (hereinafter included in the expression the "EURO NOTE REGISTRAR")

                  DEUTSCHE INTERNATIONAL CORPORATE SERVICES (IRELAND) LIMITED of
                  5 Harbourmaster Place, I.F.S.C., Dublin 1, Ireland
                  (hereinafter included in the expression the "CLASS A-2 IRISH
                  PAYING AGENT" and "OFFERED NOTE IRISH PAYING AGENT")

BACKGROUND

A.       The Issuer, in its capacity as trustee of the Series Trust, proposes to issue Offered Notes.

B.       The Offered Notes will be constituted pursuant to the Offered Note
         Trust Deed.

C.       The Issuer wishes to appoint The Bank of New York as the initial
         Principal Paying Agent, the initial US Dollar Note Registrar and the initial Agent Bank in respect of the Offered Notes and The Bank of New
         York has accepted these appointments on the terms and conditions of this Agreement.

D.       The Issuer wishes to appoint The Bank of New York, London Branch as an initial Paying Agent and the initial Euro Note Registrar in respect of the Offered Notes and The Bank of New York, London Branch has accepted that appointment on the terms and conditions of this Agreement.

E.       The Issuer also wishes to appoint Deutsche International Corporate
         Services (Ireland) Limited as the initial paying agent in the Republic of Ireland in respect of the Offered Notes and the Class A-2 Notes and
         Deutsche International Corporate Services (Ireland) Limited has
         accepted that appointment on the terms and conditions of this
         Agreement.

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OPERATIVE PROVISIONS

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1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this Agreement, unless the contrary intention appears:

         "AGENT" means a several reference to each Paying Agent, each Offered
         Note Registrar, and the Agent Bank.

         "AGENT BANK" means initially The Bank of New York or, if The Bank of
         New York resigns or its appointment is terminated as the Issuer's reference agent in respect of the Offered Notes, the person from time to time appointed in its place to perform the functions of such reference agent under this Agreement.

         "AUTHORISED OFFICER" in relation to:

         (a)      the Issuer and the Manager, has the same meaning as in the
                  Master Trust Deed;

         (b)      the Offered Note Trustee, the US Dollar Note Registrar, the
                  Agent Bank and the Principal Paying Agent while these are the same person as the Offered Note Trustee, has the same meaning as the term "Authorised Officer" in relation to the Offered
                  Note Trustee has in the Offered Note Trust Deed;

         (c)      The Bank of New York, London Branch as Paying Agent and Euro
                  Note Registrar means a responsible officer of the Corporate
                  Trust Administration department of The Bank of New York,
                  London Branch; and

         (d)      any other Note Agent, means the persons appointed from time to time by that Note Agent to act as its Authorised Officers for the purposes of this Agreement as certified in writing by 2 directors or a director and secretary of that Note Agent to the other parties to this Agreement.

         "CLASS A-2 IRISH PAYING AGENT" means Deutsche International Corporate
         Services (Ireland) Limited or, if Deutsche International Corporate
         Services (Ireland) Limited resigns or its appointment is terminated as paying agent in the Republic of Ireland in respect of the Class A-2
         Notes, the person from time to time appointed in its place to perform the functions of such paying agent under this Agreement.

         "EURO NOTE REGISTER" means the register established by the Euro Note
         Registrar in respect of the Class A-3 Notes in accordance with clause
         5.2.

         "EURO NOTE REGISTRAR" means The Bank of New York, London Branch or if
         The Bank of New York, London Branch resigns or its appointment is terminated as note registrar in respect of the Class A-3 Notes, the person from time to time appointed in its place to perform the functions of such note registrar under this Agreement.

         "IRISH BUSINESS DAY" means a day (other than a Saturday, Sunday or public holiday in Dublin) on which the Irish Stock Exchange is open.

         "ISSUER" means initially Perpetual Trustee Company Limited or, if
         Perpetual Trustee Company Limited retires or is removed as trustee of the Series Trusts (as defined in the Master Trust Deed), the then
         Substitute Trustee and includes the Manager when acting as the trustee of the Series Trust in accordance with the Master Trust Deed.

         "MASTER TRUST DEED" means the Master Trust Deed dated 8 October 1997 between the Issuer and the Manager, as amended from time to time.

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         "NOTE AGENT" means a several reference to each Agent and the Class A-2
         Irish Paying Agent.

         "OFFERED BOOK ENTRY NOTE" has the same meaning as in the Offered Note
         Trust Deed.

         "OFFERED DEFINITIVE NOTE" has the same meaning as in the Offered Note
         Trust Deed.

         "OFFERED NOTE" has the same meaning as in the Offered Note Trust Deed.

         "OFFERED NOTE IRISH PAYING AGENT" means Deutsche International
         Corporate Services (Ireland) Limited or, if Deutsche International
         Corporate Services (Ireland) Limited resigns or the appointment is terminated as paying agent in the Republic of Ireland in respect of the
         Offered Notes, the person from time to time appointed in its place to perform the functions of such paying agent under this Agreement.

         "OFFERED NOTE REGISTER" means, as the context requires, the Euro Note
         Register, the US Dollar Note Register, or both.

         "OFFERED NOTE REGISTRAR" means, as the context requires, the Euro Note
         Registrar, the US Dollar Note Registrar, or both.

         "OFFERED NOTE TRUST" means the trust of that name constituted by the
         Offered Note Trust Deed.

         "OFFERED NOTEHOLDERS" has the same meaning as in the Offered Note Trust
         Deed.

         "PAYING AGENT" means:

         (a)      except where the context otherwise requires, the Principal
                  Paying Agent;

         (b)      the Bank of New York, London Branch until it resigns or its appointment is terminated as paying agent;

         (c)      if an application is made to admit the Offered Notes to the
                  Daily Official List of the Irish Stock Exchange, the Offered
                  Note Irish Paying Agent; and

         (d)      each other person from time to time appointed hereunder to perform the functions of a paying agent, but does not include the Class A-2 Irish Paying Agent.

         "PRINCIPAL PAYING AGENT" means The Bank of New York or, if The Bank of
         New York resigns or its appointment is terminated as principal paying agent, the person from time to time appointed in its place to perform the functions of the principal paying agent under this Agreement.

         "QUARTERLY SERVICING REPORT" has the same meaning as in the Offered
         Note Conditions.

         "SERIES SUPPLEMENT" means a Series Supplement dated on or about the date of this Agreement between Commonwealth Bank of Australia ABN 48
         123 123 124, Homepath Pty Limited ABN 35 081 986 530, the Manager and
         the Issuer.

         "SERIES TRUST" means the trust known as the Medallion Trust Series
         2006-1G established pursuant to the Master Trust Deed and the Series
         Supplement.

         "SPECIFIED OFFICE" in relation to:

         (a)      the US Dollar Note Registrar, means the offices of the US
                  Dollar Note Registrar as specified in the Offered Note
                  Conditions or otherwise under this Agreement as the offices of the US Dollar Note Registrar where surrenders of Class A-1
                  Notes for transfer, exchange, replacement or redemption will occur and where, in respect of one of such offices, the US
                  Dollar Note Register will be kept, as varied from time to time in accordance with this Agreement;

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         (b)      the Euro Note Registrar, means the offices of the Euro Note
                  Registrar as specified in the Offered Note Conditions or
                  otherwise under this Agreement as the offices of the Euro Note
                  Registrar where surrenders of Class A-3 Notes for transfer, exchange, replacement or redemption will occur and where, in respect of one of such offices, the Euro Note Register will be kept, as varied from time to time in accordance with this
                  Agreement;

         (c)      a Paying Agent, means the office of the Paying Agent specified in the Offered Note Conditions or otherwise under this
                  Agreement as the office at which payments in respect of the
                  Offered Notes will be made, as varied from time to time in accordance with this Agreement; and

         (d)      the Agent Bank, means the office of the Agent Bank specified in the Offered Note Conditions or otherwise under this
                  Agreement as the office at which the Agent Bank will carry out its duties under this Agreement, as varied from time to time in accordance with this Agreement.

         "STAMP" means the Securities Transfer Agents Medallion Program.

         "UCC" means the Uniform Commercial Code of New York.

         "US DOLLAR NOTE REGISTER" means the register established by the US
         Dollar Note Registrar in respect of the Class A-1 Notes in accordance with clause 5.2.

         "US DOLLAR NOTE REGISTRAR" means The Bank of New York or if The Bank of
         New York resigns or its appointment is terminated as note registrar in respect of the Class A-1 Notes, the person from time to time appointed in its place to perform the functions of such note registrar under this
         Agreement.

1.2      SERIES SUPPLEMENT AND MASTER TRUST DEED DEFINITIONS

         Subject to clause 1.6, unless defined in this Agreement, words and phrases defined in either or both of the Master Trust Deed and the
         Series Supplement have the same meaning in this Agreement. Where there is any inconsistency in a definition between this Agreement (on the one hand) and the Master Trust Deed or the Series Supplement (on the other hand), this Agreement prevails. Where there is any inconsistency in a definition between the Master Trust Deed and the Series Supplement, the
         Series Supplement prevails over the Master Trust Deed in respect of this Agreement. Subject to clause 1.6, where words or phrases used but not defined in this Agreement are defined in the Master Trust Deed in relation to a Series Trust (as defined in the Master Trust Deed) and/or an Other Trust such words or phrases are to be construed in this
         Agreement, where necessary, as being used only in relation to the
         Series Trust (as defined in this Agreement) and/or the CBA Trust, as the context requires.

1.3      INTERPRETATION

         In this Agreement, unless the contrary intention appears:

         (a)      headings are for convenience only and do not affect the
                  interpretation of this Agreement;

         (b)      a reference to this "AGREEMENT" includes the Background;

         (c)      the expression "PERSON" includes an individual, the estate of an individual, a body politic, a corporation and a statutory or other authority or association (incorporated or
                  unincorporated);

         (d)      a reference to a person includes that person's executors,
                  administrators, successors, substitutes and assigns, including any person taking by way of novation;

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         (e)      subject to clause 1.6, a reference to any document or
                  agreement is to such document or agreement as amended,
                  novated, supplemented, varied or replaced from time to time;

         (f)      a reference to any legislation or to any section or provision of any legislation includes any statutory modification or
                  re-enactment or any statutory provision substituted for that legislation and all ordinances, by-laws, regulations and other statutory instruments issued under that legislation, section or provision;

         (g)      words importing the singular include the plural (and vice
                  versa) and words denoting a given gender include all other genders;

         (h)      a reference to a clause is a reference to a clause of this
                  Agreement;

         (i)      a reference to "WILFUL DEFAULT" in relation to a party means, subject to clause 1.3(j), any wilful failure by that party to comply with, or wilful breach by that party of, any of its obligations under any Transaction Document, other than a
                  failure or breach which:

                  (i)      A.       arises as a result of a breach of a
                                    Transaction Document by a person other than:

                                    (1)      that party; or

                                    (2)      any other person referred to in
                                             clause 1.3(j); and

                           B.       the performance of the action (the
                                    non-performance of which gave rise to such
                                    breach) is a pre-condition to that party
                                    performing the said obligation; or

                  (ii)     is in accordance with a lawful court order or
                           direction or is required by law; or

                  (iii)    is in accordance with a proper instruction or
                           direction of Investors given at a meeting convened
                           under any Transaction Document;

         (j)      a reference to the "FRAUD", "NEGLIGENCE" or "WILFUL DEFAULT"
                  of a party means the fraud, negligence or wilful default of that party and of its officers, employees, agents and any
                  other person where that party is liable for the acts or
                  omissions of such other person under the terms of any
                  Transaction Document;

         (k)      where any word or phrase is given a defined meaning, any other part of speech or other grammatical form in respect of such word or phrase has a corresponding meaning;

         (l)      where any day on which a payment is due to be made or a thing is due to be done under this Agreement is not a Business Day, that payment must be made or that thing must be done on the immediately succeeding Business Day;

         (m)      a reference to the "CLOSE OF BUSINESS" on any day is a
                  reference to 5.00 pm on that day;

         (n)      a reference to time is to local time in Sydney;

         (o)      subject to clause 13.2, each party will only be considered to have knowledge or awareness of, or notice of, a thing or
                  grounds to believe anything by virtue of the officers of that party (or any Related Body Corporate of that party) having day to day responsibility for the administration or management of that party's (or a Related Body Corporate of that party's)
                  obligations in relation to the Series Trust having

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                  actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing (and similar references will be interpreted in this way); and

         (p)      a reference to the enforcement of the Charge means that the
                  Security Trustee appoints (or the Voting Secured Creditors as contemplated by clause 8.4 of the Security Trust Deed appoint)
                  a Receiver over any Charged Property, or takes possession of any Charged Property, pursuant to the Security Trust Deed
                  (expressions used in this clause have the same meanings as in the Security Trust Deed).

1.4      ISSUER CAPACITY

         In this Agreement, except where provided to the contrary:

         (a)      (REFERENCES TO ISSUER): a reference to the Issuer is a
                  reference to the Issuer in its capacity as trustee of the
                  Series Trust only, and in no other capacity; and

         (b)      (REFERENCES TO ASSETS OF THE ISSUER): a reference to the
                  undertaking, assets, business or money of the Issuer is a
                  reference to the undertaking, assets, business or money of the
                  Issuer in the capacity referred to in paragraph (a).

1.5      TRANSACTION DOCUMENT

         For the purposes of the Master Trust Deed and the Series Supplement, this Agreement is a Transaction Document.

1.6      INCORPORATED DEFINITIONS AND OTHER TRANSACTION DOCUMENTS AND PROVISIONS

         Where in this Agreement a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction
         Document, any amendment to the meaning of that word or expression or to that other Transaction Document or provision (as the case may be) will be of no effect for the purposes of this Agreement unless and until the amendment is consented to by the parties to this Agreement.

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2.       APPOINTMENT OF PAYING AGENTS

2.1      APPOINTMENT

         The Issuer, at the direction of the Manager, hereby appoints the
         Principal Paying Agent as its initial principal paying agent, and each other Paying Agent from time to time as its paying agent, for making payments in respect of the Offered Notes pursuant to the Transaction
         Documents at their respective Specified Offices in accordance with the terms and conditions of the Agreement. The Principal Paying Agent, and each other Paying Agent, hereby accepts that appointment.

2.2      SEVERAL OBLIGATIONS OF PAYING AGENTS

         While there is more than one Paying Agent, the obligations of the
         Paying Agents under this Agreement are several and not joint.

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3.       PAYMENTS

3.1      PAYMENT BY ISSUER

         Subject to clause 3.8, the Issuer must on each Quarterly Distribution
         Date, pay to or to the

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         order of the Principal Paying Agent to an account specified by the
         Principal Paying Agent in same day funds:

         (a)      (CLASS A-1 NOTES): not later than 10.00 am (New York time) the amount in US$ as may be required (after taking account of any money then held by the Principal Paying Agent and available for the purpose) to be paid on that Quarterly Distribution
                  Date in respect of the Class A-1 Notes; and

         (b)      (CLASS A-3 NOTES): not later than 10.00 am (London time) the amount in Euro as may be required (after taking account of any money then held by the Principal Paying Agent and available for the purpose) to be paid on that Quarterly Distribution
                  Date in respect of the Class A-3 Notes,

         in each case, under the Offered Note Conditions.

3.2      PAYMENTS BY PAYING AGENTS

         Subject to payment being duly made as provided in clause 3.1(a) in the case of the Class A-1 Notes and in clause 3.1(b) in the case of the
         Class A-3 Notes (or the Principal Paying Agent otherwise being satisfied that the relevant payment will be duly made on the due date), and subject to clause 6, the Paying Agents will pay or cause to be paid to the Offered Noteholders on behalf of the Issuer on each Quarterly
         Distribution Date the relevant amounts of principal and interest due in respect of the Offered Notes in accordance with this Agreement and the
         Offered Note Conditions.

3.3      METHOD OF PAYMENT FOR OFFERED BOOK-ENTRY NOTES

         The Principal Paying Agent will cause all payments of principal or interest (as the case may be) due in respect of Offered Book-Entry
         Notes to be made to the relevant Depository or, if applicable, to that
         Depository's nominee in whose name Offered Book-Entry Notes are registered, to the account or accounts designated by that Depository or, if applicable, that nominee and otherwise in accordance with
         Condition 8.1 of the Offered Note Conditions.

3.4      METHOD OF PAYMENT FOR OFFERED DEFINITIVE NOTES

         The Paying Agents will cause all payments of principal or interest (as the case may be) due in respect of Offered Definitive Notes to be made in accordance with Condition 8.1 of the Offered Note Conditions.

3.5      NON-PAYMENT

         (a)      (NO OBLIGATION ON PAYING AGENTS): If the Issuer fails to make any payment, unless and until the full amount of the payment has been made under the terms of this Agreement (except as to the time of making the payment) or other arrangements
                  satisfactory to the Principal Paying Agent have been made, none of the Principal Paying Agent nor any of the other Paying
                  Agents is bound to make any payment in accordance with this clause 3 (but may, in its discretion, make any such payment).

         (b)      (NOTICE OF NON-RECEIPT): The Principal Paying Agent will
                  immediately notify by facsimile the other Paying Agents, the
                  Offered Note Trustee, the Issuer, the Security Trustee and the
                  Manager if the full amount of any payment of principal or
                  interest in respect of the Offered Notes required to be made pursuant to the Offered Note Conditions is not unconditionally received by it or to its order in accordance with this
                  Agreement.

3.6      LATE PAYMENT

         (a)      (LATE PAYMENTS TO BE PAID IN ACCORDANCE WITH THIS AGREEMENT):
                  If any payment

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                  under clause 3.1 is made late but otherwise in accordance with the provisions of this Agreement, each Paying Agent will make the payments required to be made by it in respect of the
                  Offered Notes as provided in this clause 3.

         (b)      (NOTICE): If the Principal Paying Agent does not receive on a
                  Quarterly Distribution Date the full amount of principal and interest then payable on any Offered Note in accordance with the Offered Note Conditions, but receives the full amount
                  later, it will:

                  (i)      forthwith upon receipt of the full amount notify the
                           other Paying Agents, the Issuer, the Offered Note
                           Trustee, the Security Trustee and the Manager; and

                  (ii)     as soon as practicable after receipt of the full
                           amount give notice, in accordance with Condition 11.1
                           of the Offered Note Conditions, to the Offered
                           Noteholders that it has received the full amount.

3.7      REIMBURSEMENT

         The Principal Paying Agent will (provided that it has been placed in funds by the Issuer) on demand promptly reimburse each other Paying
         Agent for payments of principal and interest properly made by that
         Paying Agent in accordance with the Offered Note Conditions and this
         Agreement. The Issuer will not be responsible for the apportionment of any moneys between the Principal Paying Agent and the other Paying
         Agents and a payment to the Principal Paying Agent of any moneys due to the Paying Agents will operate as a good discharge to the Issuer in respect of such moneys.

3.8      PAYMENT UNDER CURRENCY SWAPS

         The payment by the Issuer of its Australian dollar payment obligations under the Series Supplement on each Quarterly Distribution Date to:

         (a)      (CLASS A-1 CURRENCY SWAP): the Currency Swap Provider in
                  respect of the Class A-1 Currency Swap will be a good
                  discharge of its corresponding US Dollar obligations under clause 3.1; and

         (b)      (CLASS A-3 CURRENCY SWAP): the Currency Swap Provider in
                  respect of the Class A-3 Currency Swap will be a good
                  discharge of its corresponding Euro obligations under clause
                  3.1,

         but, in each case, will not relieve the Issuer of any liability in respect of any default in payment in respect of an Offered Note under any other Transaction Document.

3.9      PAYING AGENT HOLDS FUNDS ON TRUST

         Each Paying Agent will hold in a separate account on trust for the
         Offered Note Trustee and the Offered Noteholders all sums held by such
         Paying Agent for the payment of principal and interest with respect to
         Offered Notes until such sums are paid to the Offered Note Trustee or the applicable Offered Noteholders in accordance with the Offered Note
         Trust Deed or the Offered Note Conditions or repaid under clause 3.13.

3.10     PRINCIPAL PAYING AGENT MAY DEAL WITH FUNDS

         Subject to the terms of this Agreement, the Principal Paying Agent is entitled to deal with moneys paid to it under this Agreement in the same manner as other moneys paid to it as a banker by its customers.
         The Principal Paying Agent is entitled to retain for its own account any interest earned on such moneys, except as required by law.

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3.11     NO SET-OFF

         No Paying Agent is entitled to exercise any right of set-off, withholding, counterclaim or lien against, or make any deduction in any payment to, any person entitled to receive amounts of principal or interest on the Offered Notes in respect of moneys payable by it under this Agreement.

3.12     HOLDERS OF OFFERED NOTES

         Except as ordered by a court of competent jurisdiction or as required by law, each Paying Agent is entitled to treat the person:

         (a)      (OFFERED BOOK-ENTRY NOTES): who is, while an Offered
                  Book-Entry Note remains outstanding, the registered owner of that Offered Book-Entry Note as recorded in the applicable
                  Offered Note Register as the absolute owner of that Offered
                  Book-Entry Note and as the person entitled to receive payments of principal or interest (as applicable) and each person shown in the records of the applicable Depository as the holder of any Offered Note represented by that Offered Book-Entry Note will be entitled to receive from the registered owner of that
                  Offered Book-Entry Note any payment so made only in accordance with the respective rules and procedures of that Depository;

         (b)      (OFFERED DEFINITIVE NOTES): who is the registered owner of any
                  Offered Definitive Note as recorded in the applicable Offered
                  Note Register as the absolute owner or owners of that Offered
                  Definitive Note (whether or not that Offered Definitive Note is overdue and despite any notice of ownership or writing on it or any notice of previous loss or theft or of any trust or other interest in it); and

         (c)      (OFFERED NOTE TRUSTEE): who, when an Offered Book-Entry Note in respect of any Offered Note is no longer outstanding but
                  Offered Definitive Notes in respect of the Offered Notes have not been issued, is for the time being the Offered Note
                  Trustee, as the person entrusted with the receipt of principal or interest, as applicable, on behalf of the relevant Offered
                  Noteholders,

         in all cases and for all purposes, despite any notice to the contrary, and will not be liable for so doing.

3.13     REPAYMENT OF MONEYS

         (a)      (PRESCRIPTION): Immediately on any entitlement to receive
                  principal or interest under any Offered Note becoming void under the Offered Note Conditions, the Principal Paying Agent
                  will repay to the Issuer the amount which would have been due in respect of that principal or interest if it had been paid before the entitlement became void, together with any fees applicable to that payment or entitlement (pro rated as to the amount and time) to the extent already paid under clause 12.

         (b)      (NO REPAYMENT WHILE OUTSTANDING AMOUNTS DUE): Notwithstanding
                  clause 3.13(a) the Principal Paying Agent is not obliged to make any repayment to the Issuer while any fees and expenses which should have been paid to or to the order of the
                  Principal Paying Agent or, if applicable, the Offered Note
                  Trustee, by the Issuer remain unpaid.

3.14     PAYING AGENTS TO RECORD, NOTIFY PAYMENTS AND DELIVER SURRENDERED NOTES

         Each Paying Agent must:

         (a)      (NOTIFY OFFERED NOTE REGISTRARS): promptly notify the
                  applicable Offered Note

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                  Registrar of each payment made by it, or at its direction, to
                  Offered Noteholders in respect of the Offered Notes;

         (b)      (RECORDS): keep a full and complete record of each payment made by it, or at its direction, to Offered Noteholders and provide copies of such records to the Issuer, the Manager, the
                  Offered Note Trustee or the applicable Offered Note Registrar upon request; and

         (c)      (DELIVER): promptly deliver to the applicable Offered Note
                  Registrar any Offered Notes surrendered to it pursuant to
                  Condition 8.2 of the Offered Note Conditions.

         A record by a Paying Agent under this clause 3.14 is sufficient evidence, unless the contrary is proved, of the relevant payments having been made or not made.

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4.       APPOINTMENT AND DUTIES OF THE AGENT BANK

4.1      APPOINTMENT

         The Issuer, at the direction of the Manager, hereby appoints the Agent
         Bank as its initial reference agent in respect of the Offered Notes upon the terms and conditions contained in this Agreement and the Agent
         Bank hereby accepts that appointment.

4.2      DETERMINATIONS BY AGENT BANK

         The Agent Bank must perform such duties, and make such calculations, determinations, notifications and publications at its Specified Office as are set forth in the Offered Note Conditions and the Currency Swap
         Agreement (in respect of the Class A-1 Currency Swap and the Class A-3
         Currency Swap, each as defined in the Currency Swap Agreement) to be performed or made by it until the Offered Notes are redeemed (or deemed to be redeemed) in full in accordance with the Offered Note Conditions and must perform any other duties as requested by the Issuer, the
         Manager or the Principal Paying Agent which are reasonably incidental to those duties.

4.3      NOTIFICATION BY AGENT BANK

         If the Agent Bank fails to perform any duty or to make any calculation, determination, notification or publication as provided in clause 4.2, it must forthwith notify the Issuer, the Manager, the Offered Note
         Trustee, the Principal Paying Agent and the Currency Swap Provider
         thereof.

4.4      OFFERED NOTE TRUSTEE TO PERFORM AGENT BANK'S FUNCTION

         If the Agent Bank at any time for any reason does not determine an
         Interest Rate for the Offered Notes, or calculate a Class A-1 Interest
         Amount or Class A-3 Interest Amount (each as defined in the Offered
         Note Conditions), the Offered Note Trustee must do so and each such determination or calculation will be as if made by the Agent Bank for the purposes of the Offered Note Conditions. In doing so, the Offered
         Note Trustee will apply the provisions of Condition 6 of the Offered
         Note Conditions, with any necessary consequential amendments, to the extent that it can and, in all other respects it will do so in such a manner as it considers fair and reasonable in all the circumstances.

4.5      DOCUMENTS TO AGENT BANK

         The Manager and the Issuer will provide to the Agent Bank such documents and other information as the Agent Bank reasonably requires in order for the Agent Bank to properly fulfil its duties in respect of the Offered Notes and the Currency Swap Agreement.

                                                                              10

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5.       APPOINTMENT AND DUTIES OF THE OFFERED NOTE REGISTRARS

5.1      OFFERED NOTE REGISTRARS

         The Issuer, at the direction of the Manager, hereby appoints:

         (a)      (US DOLLAR NOTE REGISTRAR): the US Dollar Note Registrar as
                  its initial note registrar in respect of the Class A-1 Notes upon the terms and conditions contained in this Agreement and the US Dollar Note Registrar hereby accepts that appointment;
                  and

         (b)      (EURO NOTE REGISTRAR): the Euro Note Registrar as its initial note registrar in respect of the Class A-3 Notes upon the
                  terms and conditions contained in this Agreement and the Euro
                  Note Registrar hereby accepts that appointment.

5.2      OFFERED NOTE REGISTERS TO BE KEPT

         The US Dollar Note Registrar must, in respect of the Class A-1 Notes, keep a register, at one of its Specified Offices, and the Euro Note
         Registrar must, in respect of the Class A-3 Notes, keep a register, at its Specified Office, in which, subject to such reasonable regulations as the applicable Offered Note Registrar may prescribe, that Offered
         Note Registrar must keep a full and complete record of:

         (a)      (OFFERED NOTEHOLDER DETAILS): the name, address and, where applicable, taxation, social security or other identifying number of each Offered Noteholder, the details of the Offered
                  Notes held by that Offered Noteholder and the details of the account to which any payments due to the Offered Noteholder are to be made in each case as notified by that Offered
                  Noteholder from time to time;

         (b)      (EXCHANGE ETC. OF OFFERED NOTES): the issue and any exchange, transfer, replacement, redemption (in whole or part) or
                  cancellation of an Offered Note;

         (c)      (PAYMENTS): all payments made in respect of the Offered Notes
                  (as notified to it by each Paying Agent pursuant to clause
                  3.14(a));

         (d)      (PRINCIPAL): the Invested Amount and the Stated Amount of each
                  Offered Note from time to time (as notified to it by the
                  Manager pursuant to clause 7.1); and

         (e)      (OTHER INFORMATION): such other information as the Manager reasonably requires or the applicable Offered Note Registrar considers appropriate or desirable.

5.3      TRANSFER OR EXCHANGE OF OFFERED NOTES

         Offered Notes held by an Offered Noteholder may be transferred or may be exchanged for other Offered Notes of the same class in any authorised denominations and a like Invested Amount, provided in each case that the requirements of Section 8-401(a) of the UCC are met, by that Offered Noteholder upon:

         (a)      (SURRENDER AND INSTRUMENT OF TRANSFER OR EXCHANGE): the
                  surrender of the Offered Notes to be transferred or exchanged duly endorsed with, or accompanied by, a written instrument of transfer or exchange in the form, in the case of a transfer, annexed to the Offered Notes or otherwise in a form
                  satisfactory to the applicable Offered Note Registrar duly executed by the Offered Noteholder, or its attorney duly
                  authorised in writing, with such signature guaranteed by an
                  "eligible guarantor institution" meeting the requirements of that Offered Note Registrar which requirements include
                  membership of, or participation in, STAMP or such other
                  "signature guarantee program" as may be determined by that
                  Offered Note Registrar in addition to, or in substitution for,
                  STAMP, all in accordance with the

                                                                              11

                  Exchange Act; and

         (b)      (OTHER DOCUMENTS): the provision of such other documents as that Offered Note Registrar may reasonably require,

         to the applicable Offered Note Registrar at a Specified Office of that
         Offered Note Registrar.

5.4      REPLACEMENT OF LOST OR MUTILATED OFFERED NOTES

         If any Offered Note is lost, stolen, mutilated, defaced or destroyed it may, provided that the requirements of Section 8-405 of the UCC are met, be replaced with other Offered Notes of the same class in any authorised denominations, and a like Invested Amount, upon surrender to the applicable Offered Note Registrar of the Offered Notes to be replaced (where the Offered Notes have been mutilated or defaced) at a
         Specified Office of that Offered Note Registrar, the provision of such evidence and indemnities as that Offered Note Registrar or the Issuer may reasonably require and payment of that Offered Note Registrar's and the Issuer's expenses incurred, and any tax or governmental charge that may be imposed, in connection with such replacement.

5.5      OBLIGATIONS UPON TRANSFER, EXCHANGE OR REPLACEMENT OF OFFERED NOTES

         Subject to this Deed, upon compliance by the relevant Offered
         Noteholder with the provisions of clauses 5.3 or 5.4, as applicable, in relation to the transfer, exchange or replacement of any Offered Notes:

         (a)      (ADVISE ISSUER): the applicable Offered Note Registrar must within 3 Business Days so advise the Issuer and the Offered
                  Note Trustee (if it is not the Offered Note Registrar) in
                  writing and provide details of the new Offered Notes to be issued in place of those Offered Notes;

         (b)      (EXECUTION AND AUTHENTICATION): the Issuer must, within 3
                  Business Days of such advice, execute and deliver to the
                  Offered Note Trustee for authentication in the name of the relevant Offered Noteholder or the designated transferee or transferees, as the case may be, one or more new Offered Notes of the same class in any authorised denominations, and a like
                  Invested Amount as those Offered Notes (in each case as
                  specified by the applicable Offered Note Registrar) and the
                  Offered Note Trustee must within 3 Business Days of receipt of such executed Offered Notes authenticate them and (if it is not that Offered Note Registrar) deliver those Offered Notes to that Offered Note Registrar; and

         (c)      (DELIVERY TO OFFERED NOTEHOLDER): the applicable Offered Note
                  Registrar must, within 3 Business Days of receipt of such new
                  Offered Notes (or authentication of such Offered Notes if that
                  Offered Note Registrar is the Offered Note Trustee), forward to the relevant Offered Noteholder (being the transferee in the case of a transfer of an Offered Note) such new Offered
                  Notes.

5.6      NO CHARGE FOR TRANSFER OR EXCHANGE

         No service charge may be made to an Offered Noteholder for any transfer or exchange of Offered Notes, but the applicable Offered Note Registrar may require payment by the Offered Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Offered Notes.

5.7      RESTRICTED PERIOD

         Notwithstanding the preceding provisions of this clause 5, an Offered
         Note Registrar need not register transfers or exchanges of Offered
         Notes, and the Issuer is not required to execute nor the Offered Note
         Trustee to authenticate any Offered Notes, for a period of 30 days preceding

                                                                              12

         the due date for any payment with respect to the Offered Notes or for such period, not exceeding 30 days, as is specified by the Offered Note
         Trustee prior to any meeting of Relevant Investors, which includes
         Offered Noteholders, under the Master Trust Deed or prior to any meeting of Voting Secured Creditors, which includes Offered
         Noteholders, under the Security Trust Deed.

5.8      CANCELLATION OF OFFERED NOTES

         Each Offered Note Registrar must cancel or destroy all Offered Notes that have been surrendered to it for transfer, exchange or replacement
         (including any Offered Book Entry Notes surrendered pursuant to clause
         3.4(b) of the Offered Note Trust Deed) or surrendered to a Paying Agent for redemption and delivered to that Offered Note Registrar and must, upon request, provide a certificate to the Issuer, the Offered Note
         Trustee or the Manager with the details of all such Offered Notes.

5.9      PROVISION OF INFORMATION AND INSPECTION OF REGISTERS

         Each Offered Note Registrar must:

         (a)      (INFORMATION): provide to the Issuer, the Manager, the Offered
                  Note Trustee and each other Agent such information as is
                  contained in the Offered Note Register maintained by it and is required by them in order to perform any obligation pursuant to a Transaction Documents;

         (b)      (INSPECTION): make the Offered Note Register maintained by it:

                  (i)      available for inspection or copying by the Issuer,
                           the Manager, the Offered Note Trustee and each other
                           Agent or their agents or delegates; and

                  (ii)     available for inspection by each applicable Offered
                           Noteholder but only in respect of information
                           relating to that Offered Noteholder,

         at one of that Offered Note Registrar's Specified Offices during local business hours.

5.10     CORRECTNESS OF REGISTER AND INFORMATION

         The Issuer, the Offered Note Trustee, the Manager and each Agent (other than each Offered Note Registrar) may accept the correctness of an
         Offered Note Register and any information provided to it by an Offered
         Note Registrar and is not required to enquire into its authenticity.
         None of the Issuer, the Offered Note Trustee, the Manager or any Agent
         (including each Offered Note Registrar) is liable for any mistake in an
         Offered Note Register or in any purported copy except to the extent that the mistake is attributable to its own fraud, negligence or wilful default.

5.11     NON-RECOGNITION OF EQUITABLE INTERESTS

         Except as required by Statute or as ordered by a court of competent jurisdiction, no notice of any trust, whether express, implied or constructive, is to be entered in an Offered Note Register and except as otherwise provided in any Transaction Document, or required by
         Statute or ordered by a court of competent jurisdiction, none of the
         Offered Note Registrars, the Offered Note Trustee, the Issuer, the
         Manager or any other Agent is to be affected by or compelled to recognise (even when having notice of it) any right or interest in any
         Offered Notes other than the registered Offered Noteholder's absolute right to the entirety of them and the receipt of a registered Offered
         Noteholder is a good discharge to the Issuer, the Manager, the Offered
         Note Trustee and each Agent.

                                                                              13

5.12     RECTIFICATION OF AN OFFERED NOTE REGISTER

         If:

         (a)      (ENTRY OMITTED): an entry is omitted from an Offered Note
                  Register;

         (b)      (ENTRY MADE OTHERWISE THAN IN ACCORDANCE WITH THIS DEED): an
                  entry is made in an Offered Note Register otherwise than in accordance with this Agreement;

         (c)      (WRONG ENTRY EXISTS): an entry wrongly exists in an Offered
                  Note Registrar;

         (d)      (ERROR OR DEFECT EXISTS IN REGISTER); there is an error or defect in any entry in an Offered Note Register; or

         (e)      (DEFAULT MADE): default is made or unnecessary delay takes place in entering in an Offered Note Register that any person has ceased to be the holder of Offered Notes,

         then the applicable Offered Note Registrar may rectify the same.

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6.       OFFERED NOTE TRUSTEE'S REQUIREMENTS REGARDING AGENTS

6.1      FOLLOWING ENFORCEMENT OF THE CHARGE OR ISSUE OF DEFINITIVE NOTES

         At any time after either an Event of Default (unless waived by the
         Security Trustee pursuant to clause 9.5 of the Security Trust Deed) or the enforcement of the Charge or at any time after Offered Definitive
         Notes have not been issued when required in accordance with the Offered
         Note Trust Deed, the Offered Note Trustee may:

         (a)      (REQUIRE AGENTS): by notice in writing to the Issuer, the
                  Manager, and each Agent require any one or more of the Agents either:

                  (i)      A.       to act as the Agent of the Offered Note
                                    Trustee on the terms and conditions of this
                                    Agreement in relation to payments to be made
                                    by or on behalf of the Offered Note Trustee
                                    under the terms of the Offered Note Trust
                                    Deed, except that the Offered Note Trustee's
                                    liability under any provision of this
                                    Agreement for the indemnification of the
                                    Principal Paying Agent, the Paying Agents
                                    and the Agent Bank will be limited to any
                                    amount for the time being held by the
                                    Offered Note Trustee on the trust of the
                                    Offered Note Trust Deed and which is
                                    available to be applied by the Offered Note
                                    Trustee for that purpose; and

                           B.       hold all Offered Notes, and all amounts,
                                    documents and records held by them in
                                    respect of the Offered Notes, on behalf of
                                    the Offered Note Trustee; or

                  (ii)     to deliver up all Offered Notes and all amounts,
                           documents and records held by them in respect of the
                           Offered Notes, to the Offered Note Trustee or as the
                           Offered Note Trustee directs in that notice, other
                           than any documents or records which an Agent is
                           obliged not to release by any law; and

         (b)      (REQUIRE ISSUER): by notice in writing to the Issuer require it to make (or arrange to be made) all subsequent payments in respect of the Offered Notes to the order of the Offered Note
                  Trustee and not to the Principal Paying Agent and, with effect from the issue of that notice to the Issuer and until that notice is withdrawn, clause 6.1(b) of the Offered Note Trust
                  Deed will not apply.

                                                                              14

6.2      GOOD DISCHARGE TO ISSUER

         The payment by or on behalf of the Issuer of its payment obligations on each Quarterly Distribution Date under the Series Supplement and the
         Offered Note Conditions to the Offered Note Trustee in accordance with clause 6.1 is a good discharge to the Issuer and the Issuer will not be liable for any act or omission or default of the Offered Note Trustee during the period it is required to make payments to the Offered Note
         Trustee under clause 6.1.

6.3      CHANGE OF AUTHORISED OFFICERS

         The Offered Note Trustee will forthwith give notice to the Manager, the
         Issuer, the Security Trustee and each Agent of any change in the
         Authorised Officers of the Offered Note Trustee.

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7.       REDEMPTION OF OFFERED NOTES

7.1      PART REDEMPTION OF OFFERED NOTES ON QUARTERLY DISTRIBUTION DATES

         (a)      (MANAGER TO MAKE DETERMINATIONS ETC): Two Business Days prior to each Quarterly Distribution Date, the Manager will make the determinations referred to in Condition 7.11(a) of the Offered
                  Note Conditions in relation to that Quarterly Distribution
                  Date and will give to the Issuer, the Offered Note Trustee, the Principal Paying Agent, the Agent Bank, each Offered Note
                  Registrar and the Irish Stock Exchange the notifications, and will cause to be made to the Offered Noteholders the
                  publication, required by Condition 7.11(b) of the Offered Note
                  Conditions. If the Manager does not at any time for any reason make the determinations referred to in Condition 7.11(a) of the Offered Note Conditions it must forthwith advise the
                  Offered Note Trustee and the Agent Bank and such
                  determinations must be made by the Agent Bank, or failing the
                  Agent Bank, by the Offered Note Trustee in accordance with such Condition 7.11(c) of the Offered Note Conditions (but based on the information in its possession) and each such
                  determination will be deemed to have been made by the Manager.

         (b)      (NOTIFY EACH DEPOSITORY): If any Offered Book-Entry Notes are
                  outstanding, on receipt of a notification under Condition
                  7.11(b) of the Offered Note Conditions, the Principal Paying
                  Agent must notify each Depository of any proposed redemption in accordance with that Depository's applicable procedures, specifying the principal amount of each Offered Book-Entry
                  Note to be redeemed and the date on which the redemption is to occur and must provide a copy to each Depository of the
                  notification received under Condition 7.11(b) of the Offered
                  Note Conditions.

7.2      EARLY REDEMPTION

         (a)      (NOTICE TO PAYING AGENT ETC): If the Issuer intends to redeem all (but not some only) of the Offered Notes prior to the
                  Scheduled Maturity Date (as defined in the Offered Note
                  Conditions) pursuant to Conditions 7.3 or 7.4 of the Offered
                  Note Conditions, the Manager will direct the Issuer to give the requisite notice to the Sellers, the Offered Note Trustee, the Principal Paying Agent, each Offered Note Registrar, the
                  Agent Bank and the Offered Noteholders in accordance with
                  Conditions 7.3 or 7.4 (as the case may be) of the Offered Note
                  Conditions and stating the date on which such Offered Notes are to be redeemed.

         (b)      (NOTICE TO EACH DEPOSITORY): The Principal Paying Agent will, on receipt of a notice under clause 7.2(a), and if any Offered
                  Book Entry Notes are outstanding, notify each Depository of the proposed redemption in accordance with that Depository's applicable procedures, specifying the Invested Amount and
                  Stated Amount of each Offered Book-Entry Note to be redeemed, the amount of principal to be repaid in relation to each
                  Offered Book-Entry Note and the date on which the Offered
                  Book-Entry Notes are to be redeemed.

                                                                              15

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8.       GENERAL AGENT MATTERS

8.1      NOTICES TO OFFERED NOTEHOLDERS

         (a)      (NOTICES TO BE GIVEN BY OFFERED NOTE REGISTRARS): At the
                  request of the Issuer, the Offered Note Trustee, the Manager,
                  the Security Trustee or any other Agent, and at the expense of the Issuer, each Offered Note Registrar will arrange for the delivery of all notices and the Quarterly Servicing Report to the applicable Offered Noteholders in accordance with the
                  Offered Note Conditions.

         (b)      (COPY TO OFFERED NOTE TRUSTEE): Each Offered Note Registrar
                  will promptly send to the Offered Note Trustee one copy of the form of every notice given to the applicable Offered
                  Noteholders in accordance with the Offered Note Conditions
                  (unless such notice is given at the request of the Offered
                  Note Trustee).

         An Offered Note Registrar will not be responsible for, or liable to any person in respect of, the contents of any notices or reports delivered by it at the request of the Issuer, the Offered Note Trustee, the
         Manager, the Security Trustee or any other Agent pursuant to this clause 8.1.

8.2      COPIES OF DOCUMENTS FOR INSPECTION

         The Manager will provide to:

         (a)      (OFFERED NOTE REGISTRAR): each Offered Note Registrar
                  sufficient copies of all documents required by the Offered
                  Note Conditions or the Offered Note Trust Deed to be available to the applicable Offered Noteholders; and

         (b)      (OFFERED NOTE IRISH PAYING AGENT): the Offered Note Irish
                  Paying Agent and the Class A-2 Irish Paying Agent, copies of all documents required by the listing rules of the Irish Stock
                  Exchange to be available to the applicable Offered Noteholders or Class A-2 Noteholders,

         for issue or inspection.

8.3      NOTICE OF ANY WITHHOLDING OR DEDUCTION

         If the Issuer or any Paying Agent is, in respect of any payment in respect of the Offered Notes, compelled to withhold or deduct any amount for or on account of any taxes, duties or charges as contemplated by Condition 8.4 of the Offered Note Conditions, the
         Issuer must give notice to the Principal Paying Agent, the Offered Note
         Trustee and the Offered Noteholders in accordance with Condition 11.1 of the Offered Note Conditions immediately after becoming aware of the requirement to make the withholding or deduction and must give to the
         Principal Paying Agent and the Offered Note Trustee such information as they require to enable each of them to comply with the requirement.

8.4      INFORMATION AND FORMS

         The Issuer and the Manager each severally covenants in favour of each
         Agent that it will, following a request by an Agent, provide to that
         Agent, as that Agent may reasonably require to enable it to perform its duties and functions under this Agreement, such information, forms and other documents that are in the possession of the Issuer or the
         Manager, as the case may be, or which it is otherwise entitled to obtain from any person.

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9.       INDEMNITY

9.1      INDEMNITY BY ISSUER

         Subject to clause 15, the Issuer undertakes to indemnify each Note
         Agent and its directors,

                                                                              16

         officers, employees and controlling persons against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties by the Note Agent under this Agreement except as may result from its fraud, negligence or wilful default or that of its directors, officers, employees or controlling persons or any of them, or breach by it of the terms of this Agreement and notwithstanding the resignation or removal of that Note Agent pursuant to clause 10.

9.2      INDEMNITY BY NOTE AGENT

         Each Note Agent undertakes to indemnify on a several basis the Issuer, the Manager and each of their respective directors, officers, employees and controlling persons against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of (but not including any consequential, indirect, punitive or special damages to the extent resulting from) its wilful default, negligence or fraud or that of its directors, officers, employees or controlling persons or any of them, or breach by it of the terms of this Agreement.

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10.      CHANGES IN AGENTS

10.1     APPOINTMENT AND REMOVAL

         The Issuer (on the direction of the Manager) may with the prior written approval of the Offered Note Trustee (which approval must not be unreasonably withheld or delayed):

         (a)      (APPOINT NEW AGENTS): appoint:

                  (i)      additional or alternative Paying Agents (other than
                           the Principal Paying Agent); or

                  (ii)     an alternative Agent Bank, Offered Note Registrar or
                           Principal Paying Agent; and

         (b)      (TERMINATE APPOINTMENT OF AGENTS): subject to this clause 10, terminate the appointment of any Agent by giving written
                  notice to that effect to the Agent whose appointment is to be terminated copied to each Rating Agency, the Offered Note
                  Trustee and (if it is not the Agent whose appointment is to be terminated) the Principal Paying Agent:

                  (i)      with effect immediately on the giving of that notice,
                           if any of the following occurs in relation to the
                           Agent (as the case may be):

                           A.       an Insolvency Event;

                           B.       it ceases to conduct business or proposes to
                                    cease conduct of its business or a
                                    substantial part of that business; or

                           C.       it fails to remedy within five Business Days
                                    after prior written notice by the Issuer or
                                    Manager any material breach of this
                                    Agreement on the part of the Agent (as the
                                    case may be); and

                  (ii)     otherwise, with effect on a date not less than 60
                           days' from that notice (which date must be not less
                           than 30 days before any due date for payment on any
                           Offered Notes).

10.2     RESIGNATION

         Subject to this clause 10, an Agent may resign its appointment under this Agreement at any

                                                                              17

         time by giving to the Issuer, the Manager, each Rating Agency and
         (where the Agent resigning is not the Principal Paying Agent) the
         Principal Paying Agent not less than 90 days' written notice to that effect (which notice must expire not less than 30 days before, any due date for payment on any Offered Notes).

10.3     LIMITATION OF APPOINTMENT AND TERMINATION

         Notwithstanding clauses 10.1 and 10.2:

         (a)      (PRINCIPAL PAYING AGENT AND OFFERED NOTE REGISTRARS): the
                  resignation by, or the termination of, the appointment of the
                  Principal Paying Agent or an Offered Note Registrar will not take effect until a new Principal Paying Agent or Offered Note
                  Registrar, as the case may be, approved in writing by the
                  Offered Note Trustee has been appointed on terms previously approved in writing by the Offered Note Trustee (in each case, the approval not to be unreasonably withheld or delayed) and with, in the case of the US Dollar Note Registrar, Specified
                  Offices in each of New York and London, and in the case of the
                  Euro Note Registrar, a Specified Office in London;

         (b)      (APPOINTMENT BY RETIRING AGENT): if any Agent resigns in
                  accordance with clause 10.2 but, by the day falling 15 days before the expiry of any notice under clause 10.2 the Issuer has not appointed a new Agent, then the relevant Agent may appoint in its place any reputable bank or trust company of good standing approved in writing by the Offered Note Trustee and appointed on terms previously approved in writing by the
                  Offered Note Trustee (in each case, the approval not to be unreasonably withheld or delayed);

         (c)      (SPECIFIED OFFICE OF PAYING AGENT IN NEW YORK AND LONDON): the
                  resignation by, or the termination of the appointment of, any
                  Paying Agent will not take effect if, as a result of the
                  resignation or termination, there would not be a Paying Agent which has a Specified Office in New York City or there would not be a Paying Agent which has a Specified Office in London;

         (d)      (OFFICE OF PAYING AGENT IN THE REPUBLIC OF IRELAND): so long as the Offered Notes are listed on the Daily Official List of the Irish Stock Exchange and the listing rules of the Irish
                  Stock Exchange require the appointment of a paying agent which has an office in the Republic of Ireland as a condition of such listing, the resignation by, or the termination of the appointment of, the Offered Note Irish Paying Agent will not take effect if, as a result of the resignation or termination, there would not be a Paying Agent which has an specified
                  office in the Republic of Ireland;

         (e)      (SPECIFIED OFFICE OF AGENT BANK): the resignation by, or the termination of the appointment of the Agent Bank will not take effect until a new Agent Bank having its Specified Office in
                  London or New York has been appointed; and

         (f)      (TERMS OF APPOINTMENT OF ADDITIONAL PAYING AGENTS): the
                  appointment of any additional Paying Agent will be on the
                  terms and the conditions of this Agreement and each of the parties to this Agreement must co-operate fully to do all
                  further acts and things and execute any further documents as may be necessary or desirable to give effect to the
                  appointment of the Paying Agent (which will not, except in the case of an appointment under clause 10.1(a) or a termination under clause 10.1(b)(ii), be at the cost of the Issuer or
                  Manager).

10.4     PAYMENT OF AMOUNTS HELD BY THE PAYING AGENT

         If the appointment of a Paying Agent is terminated, that Paying Agent must, on the date on which that termination takes effect, pay to the successor Paying Agent any amount held by it

                                                                              18

         for payment of principal or interest in respect of any Offered Note and must deliver to the successor Paying Agent all records maintained by it and all documents (including any Offered Notes) held by it pursuant to this Agreement.

10.5     RECORDS HELD BY AN OFFERED NOTE REGISTRAR

         If the appointment of an Offered Note Registrar is terminated, that
         Offered Note Registrar must, on the date on which that termination takes effect, deliver to its successor Offered Note Registrar the applicable Offered Note Register and all records maintained by it and all documents (including any applicable Offered Notes) held by it pursuant to this Agreement.

10.6     SUCCESSOR TO PRINCIPAL PAYING AGENT, PAYING AGENT, AGENT BANK OR AN
         OFFERED NOTE REGISTRAR

         (a)      (APPOINTMENT AND RELEASE): On the execution by the Issuer, the
                  Manager and any successor Principal Paying Agent, Paying
                  Agent, Agent Bank or Offered Note Registrar of an instrument effecting the appointment of that successor Principal Paying
                  Agent, Paying Agent, Agent Bank or Offered Note Registrar that successor Principal Paying Agent, Paying Agent, Agent Bank or
                  Offered Note Registrar, as the case may be, will, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and
                  obligations of its predecessor as if originally named as
                  Principal Paying Agent, Paying Agent, Agent Bank or Offered
                  Note Registrar, as the case may be, in this Agreement and that predecessor, on payment to it of the pro rata proportion of its administration fee and disbursements then unpaid (if any), will have no further liabilities under this Agreement, except for any accrued liabilities arising from or relating to any act or omission occurring prior to the date on which the
                  successor Principal Paying Agent, Paying Agent, Agent Bank or
                  Offered Note Registrar was appointed.

          (b)     (MERGER): Any corporation:

                  (i)      into which the Principal Paying Agent, a Paying
                           Agent, the Agent Bank or an Offered Note Registrar is
                           merged;

                  (ii)     with which the Principal Paying Agent, a Paying
                           Agent, the Agent Bank or an Offered Note Registrar is
                           consolidated;

                  (iii)    resulting from any merger or consolidation to which
                           the Principal Paying Agent, a Paying Agent, the Agent
                           Bank or an Offered Note Registrar is a party; or

                  (iv)     to which the Principal Paying Agent, a Paying Agent,
                           the Agent Bank or an Offered Note Registrar sells or
                           otherwise transfers all or substantially all the
                           assets of its corporate trust business,

                  must, on the date when that merger, conversion, consolidation, sale or transfer becomes effective and to the extent permitted by applicable law, become the successor Principal Paying
                  Agent, Paying Agent, Agent Bank or applicable Offered Note
                  Registrar, as the case may be, under this Agreement without the execution or filing of any agreement or document or any further act on the part of the parties to this Agreement,
                  unless otherwise required by the Issuer or the Manager, and after that effective date all references in this Agreement to the Principal Paying Agent, Paying Agent, Agent Bank, US
                  Dollar Note Registrar or Euro Note Registrar, as the case may be, will be references to that corporation.

10.7     NOTICE TO OFFERED NOTEHOLDERS

         The Manager on behalf of the Issuer will, within 5 days of:

                                                                              19

         (a)      (TERMINATION): the termination of the appointment of any
                  Agent;

         (b)      (RESIGNATION): the resignation of any Agent; or

         (c)      (APPOINTMENT): the appointment of a new Agent,

         give to the Offered Noteholders notice of the termination, appointment or resignation in accordance with Condition 11.1 of the Offered Note
         Conditions (in the case of a termination under clause 10.1(b)(i) or
         10.2 at the cost of the outgoing Agent). Notwithstanding clauses 10.1 and 10.2, neither the termination of the appointment of an Agent, nor the resignation of an Agent, will take effect until notice thereof is given to the Offered Noteholders in accordance with this clause 10.7.

10.8     CHANGE IN SPECIFIED OFFICE

         (a)      (AGENTS CHANGE): If any Agent proposes to change its Specified
                  Office (which must be within the same city as its previous
                  Specified Office), it must give to the Issuer the Manager, the
                  Offered Note Trustee and the other Agents not less than 30 days' prior written notice of that change, giving the address of the new Specified Office and stating the date on which the change is to take effect. No change of a Specified Office may occur in the period 30 days before any due date for payment on any Offered Notes.

         (b)      (NOTICE TO OFFERED NOTEHOLDERS): The Manager must, within 14 days of receipt of a notice under clause 10.8(a) (unless the appointment is to terminate pursuant to clause 10.1 or 10.2 on or prior to the date of that change) give to the Offered
                  Noteholders notice in accordance with Condition 11.1 of the
                  Offered Note Conditions of that change and of the address of the new Specified Office, but the cost of giving that notice must be borne by the Agent which is changing its Specified
                  Office and not by the Issuer or the Manager.

--------------------------------------------------------------------------------
11.      MISCELLANEOUS DUTIES AND PROTECTION

11.1     AGENTS ARE AGENTS OF THE ISSUER

         (a)      (AGENT OF THE SERIES TRUST): Subject to clause 6.1, each Agent is the agent of the Issuer in its capacity as trustee of the
                  Series Trust only.

         (b)      (ISSUER NOT RESPONSIBLE FOR AGENTS): Notwithstanding any other provision contained in this Agreement, any other Transaction
                  Document or at law, the Issuer in its personal capacity is not responsible for any act or omission of any Agent.

11.2     AGENCY

         Subject to any other provision of this Agreement, each Agent acts solely for and as agent of the Issuer and does not have any obligations towards or relationship of agency or trust with any person entitled to receive payments of principal and/or interest on the Offered Notes and is responsible only for the performance of the duties and obligations imposed on it pursuant to clause 11.6.

11.3     RELIANCE

         Each Agent is protected and will incur no liability for or in respect of any action taken, omitted or suffered by it in reliance upon any instruction, request or order from the Issuer or the Manager or in reliance upon any Offered Note or upon any notice, resolution, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been delivered, signed or sent by the proper party or parties.

                                                                              20

11.4     ENTITLED TO DEAL

         An Agent is not precluded from acquiring, holding or dealing in any
         Offered Notes or from engaging or being interested in any contract or other financial or other transaction with the Issuer or the Manager as freely as if it were not an agent of the Issuer under this Agreement and in no event whatsoever (other than fraud, wilful default or negligence) will any Agent be liable to account to the Issuer or any person entitled to receive amounts of principal or interest on the
         Offered Notes for any profit made or fees or commissions received in connection with this agreement or any Offered Notes.

11.5     CONSULTATION

         Each Agent may, after 5 days' prior notice to the Issuer and the
         Manager, consult as to legal matters with lawyers selected by it, who may be employees of or lawyers to the Issuer, the Manager or the relevant Agent. An Agent is not required to provide 5 days prior notice of the consultation specified above if, in the reasonable opinion of that Agent, to do so would be contrary to the performance by it of its obligations under this Agreement, provided that such Agent must provide written notice to the Issuer and the Manager as soon as practicable after that consultation.

11.6     DUTIES AND OBLIGATIONS

         Each Agent will perform the duties and obligations, and only the duties and obligations, contained in or reasonably incidental to this
         Agreement and the Offered Note Conditions and no implied duties or obligations (other than general laws as to agency) will be read into this Agreement or the Offered Note Conditions against any Agent. An
         Agent is not required to take any action under this Agreement which would require it to incur any expense or liability for which (in its reasonable opinion) either it would not be reimbursed within a reasonable time or in respect of which it has not been indemnified to its satisfaction.

11.7     INCOME TAX RETURNS

         The Principal Paying Agent will deliver to each Offered Noteholder such information as may be reasonably required to enable such Offered
         Noteholder to prepare its federal and state income tax returns.

11.8     REPRESENTATION BY EACH AGENT

         Each Agent represents and warrants that it is duly qualified to assume its obligations under this Agreement and has obtained all necessary approvals required to execute, deliver and perform its obligations under this Agreement.

--------------------------------------------------------------------------------
12.      FEES AND EXPENSES

12.1     PAYMENT OF FEE

         The Issuer will pay to each Note Agent during the period that any of the Offered Notes or the Class A-2 Notes remain outstanding the administration fee separately agreed by that Note Agent and the Issuer.
         If the appointment of a Note Agent is terminated under this Agreement, the Note Agent must refund to the Issuer that proportion of the fee (if any) which relates to the period during which the Note Agent's appointment is terminated.

12.2     PAYMENT OF EXPENSES

         The Issuer must pay or reimburse to each Note Agent all reasonable costs, expenses, charges, stamp duties and other Taxes and liabilities properly incurred by that Note Agent in the performance of the obligations of that Note Agent under this Agreement including, without limitation, all costs and expenses (including legal costs and expenses)
         incurred by that Note

                                                                              21

         Agent in the enforcement of any obligations under this Agreement.
         Nothing in this clause 12.2 entitles or permits a Note Agent to be reimbursed or indemnified for general overhead costs and expenses
         (including, without limitation, rents and any amounts payable by that
         Note Agent to its employees in connection with their employment)
         incurred directly or indirectly in connection with the business activities of that Note Agent or in the exercise of its rights, powers and discretions or the performance of its duties and obligations under this Agreement.

12.3     NO OTHER FEES

         Except as provided in clauses 12.1 and 12.2, or as expressly provided elsewhere in this Agreement, neither the Issuer nor the Manager has any liability in respect of any fees or expenses of any Note Agent in connection with this Agreement.

12.4     PAYMENT OF FEES

         The above fees, payments and expenses will be paid in United States dollars. The Issuer will in addition pay any value added tax which may be applicable. The Principal Paying Agent will arrange for payment of commissions to the other Paying Agents and arrange for the reimbursement of their expenses promptly upon demand, supported by evidence of that expenditure, and provided that payment is made as required by clause 12.1 the Issuer will not be concerned with or liable in respect of that payment.

12.5     NO COMMISSION

         Subject to this clause 12, no Paying Agent may charge any commission or fee in relation to any payment by it under this Agreement.

12.6     FEES ARE EXPENSES OF THE SERIES TRUST

         Notwithstanding any other provision of this Agreement, the fees referred to in clause 12.1 (including any value added tax on such fees)
         and amounts payable by the Issuer under clause 12.2 are an Expense of the Series Trust and will be paid in accordance with the Series
         Supplement.

12.7     TIMING OF PAYMENTS

         All payments by the Issuer to a Note Agent under this clause 12 are payable on the first Quarterly Distribution Date following demand by that Note Agent from funds available for this purpose in accordance with the Series Supplement.

--------------------------------------------------------------------------------
13.      NOTICES

13.1     METHOD OF DELIVERY

         Subject to clause 13.4, any notice, request, certificate, approval, demand, consent or other communication to be given under this Agreement
         (other than notices to the Offered Noteholders) must:

         (a)      (IN WRITING AND SIGNED BY AN AUTHORISED OFFICER): except in the case of communication by email, be in writing and signed by an Authorised Officer of the party giving the same; and

         (b)      (DELIVERY): be:

                  (i)      left at the address of the addressee;

                  (ii)     sent by prepaid ordinary post to the address of the
                           addressee;

                                                                              22

                  (iii)    sent by facsimile to the facsimile number of the
                           addressee; and

                  (iv)     sent by email by an Authorised Officer of the party
                           giving the same in accordance with the addressee's
                           email address,

         as notified by that addressee from time to time to the other parties to this Agreement as its address for service pursuant to this Agreement.

13.2     DEEMED RECEIPT

         A notice, request, certificate, demand, consent or other communication under this Agreement is deemed to have been received:

         (a)      (DELIVERY): where delivered in person, upon receipt;

         (b)      (POST): where sent by post, on the 3rd (7th if outside
                  Australia) day after posting;

         (c)      (FAX): where sent by facsimile, on production by the
                  dispatching facsimile machine of a transmission report which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient; and

         (d)      (EMAIL): where sent by email, on the date the email is
                  received.

         However, if the time of deemed receipt of any notice is not before 5.30 pm local time on a Business Day at the address of the recipient it is deemed to have been received at the commencement of business on the next Business Day.

13.3     EMAIL

         A notice, request, certificate, approval, demand, consent or other communication to be given under this Agreement may only be given by email where the recipient has separately agreed that that communication or communications of that type, may be given by email.

13.4     COMMUNICATIONS THROUGH PRINCIPAL PAYING AGENT

         All communications relating to this Agreement between the Issuer and the Agent Bank and any of the other Paying Agents or between the Paying
         Agents themselves will, except as otherwise provided in this Agreement, be made through the Principal Paying Agent.

--------------------------------------------------------------------------------
14.      APPOINTMENT OF CLASS A-2 IRISH PAYING AGENT

14.1     APPOINTMENT

         The Issuer, at the direction of the Manager, hereby appoints the Class
         A-2 Irish Paying Agent as the initial paying agent in relation to the
         Class A-2 Notes. The appointment is made to fulfil the requirement under the listing rules of the Irish Stock Exchange as a condition of listing the Class A-2 Notes on the Daily Official List of the Irish
         Stock Exchange. The Class A-2 Irish Paying Agent will have only such duties, obligations and responsibilities as may from time to time be agreed in writing between the Issuer, the Manager and the Class A-2
         Irish Paying Agent and will have no other duties, obligations or responsibilities under this Agreement other than as provided in this clause 14 and clause 9.2. The Class A-2 Irish Paying Agent hereby accepts its appointment and agrees that during the term of its appointment it will maintain an office in the Republic of Ireland. A reference to an Agent in clauses 8.4, 11.4 and 11.5, and to a Paying
         Agent in clause 10.6, includes a reference to the Class A-2 Irish
         Paying Agent.

14.2     RESIGNATION AND TERMINATION

         The Issuer, at the direction of the Manager, may terminate the appointment of the Class A-2

                                                                              23

         Irish Paying Agent under this Agreement at any time by giving written notice to the Class A-2 Irish Paying Agent (copied to the Manager) to that effect. The Class A-2 Irish Paying Agent may resign its appointment under this Agreement at any time by giving to the Issuer and the Manager not less than 90 days' written notice to that effect.
         The termination of the appointment or the retirement of the Class A-2
         Irish Paying Agent will not have any effect until a replacement agent is appointed with an office in the Republic of Ireland for so long as the listing rules of the Irish Stock Exchange require such a paying agent as a condition of listing the Class A-2 Notes on the Daily
         Official List of the Irish Stock Exchange.

--------------------------------------------------------------------------------
15.      ISSUER'S LIMITATION OF LIABILITY

15.1     LIMITATION ON ISSUER'S LIABILITY

         The Issuer enters into this Agreement only in its capacity as trustee of the Series Trust and in no other capacity. A liability incurred by the Issuer acting in its capacity as trustee of the Series Trust arising under or in connection with this Agreement is limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of the Assets of the Series Trust out of which the
         Issuer is actually indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of this
         Agreement (other than clause 15.3) and extends to all liabilities and obligations of the Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this
         Agreement.

15.2     CLAIMS AGAINST ISSUER

         The parties other than the Issuer may not sue the Issuer in respect of any liabilities incurred by the Issuer acting in its capacity as trustee of the Series Trust in any capacity other than as trustee of the Series Trust including seeking the appointment of a receiver
         (except in relation to the Assets of the Series Trust) a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation, administration or similar arrangements of or affecting the
         Issuer (except in relation to the Assets of the Series Trust).

15.3     BREACH OF TRUST

         The provisions of this clause 15 will not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under the Master Trust Deed, the Series Supplement or any other
         Transaction Document or by operation of law there is a reduction in the extent of the Issuer's indemnification out of the Assets of the Series
         Trust as a result of the Issuer's fraud, negligence or wilful default.

15.4     ACTS OR OMISSIONS

         It is acknowledged that the Relevant Parties are responsible under the
         Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of the Issuer (including any related failure to satisfy its obligations or any breach of representations or warranties under this Agreement) will be considered fraudulent, negligent or a wilful default for the purposes of clause
         15.3 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Issuer under any Transaction Document (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of a Relevant Party or any other such person.

15.5     NO AUTHORITY

         No Agent appointed in accordance with this Agreement has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraudulent, negligent or wilful default of the Issuer for the purposes of clause 15.3.

                                                                              24

15.6     NO OBLIGATION

         The Issuer is not obliged to enter into any commitment or obligation under or in relation to this Agreement or any Transaction Document
         (including incur any further liability) unless the Issuer's liability is limited in a manner which is consistent with this clause 15 or otherwise in a manner satisfactory to the Issuer in its absolute discretion.

--------------------------------------------------------------------------------
16.      GENERAL

16.1     WAIVER

         A failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, remedy, power or privilege under this Agreement by a party will not in any way preclude or operate as a waiver of any further exercise or enforcement of such right, remedy, power or privilege of the exercise or enforcement of any other right, remedy, power or privilege under this Agreement or provided by law.

16.2     WRITTEN WAIVER, CONSENT AND APPROVAL

         Any waiver, consent or approval given by a party under this Agreement will only be effective and will only bind that party if it is given in writing, or given verbally and subsequently confirmed in writing, and executed by that party or on its behalf by two Authorised Officers of that party.

16.3     SEVERABILITY

         Any provision of this Agreement which is illegal, void or unenforceable in any jurisdiction is ineffective in such jurisdiction to the extent only of such illegality, voidness or unenforceability without invalidating the remaining provisions of this Agreement.

16.4     SURVIVAL OF INDEMNITIES

         The indemnities contained in this Agreement are continuing, and survive the termination of this Agreement.

16.5     ASSIGNMENTS

         No party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties and confirmation from the Rating Agencies that such assignment will not lead to a reduction, qualification or reduction of its then rating of the Offered Notes.

16.6     SUCCESSORS AND ASSIGNS

         This Agreement is binding upon and ensures to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

16.7     MORATORIUM LEGISLATION

         To the fullest extent permitted by law, the provisions of all statutes whether existing now or in the future operating directly or indirectly:

         (a)      (TO AFFECT OBLIGATIONS): to lessen or otherwise to vary or affect in favour of any party any obligation under this
                  Agreement; or

         (b)      (TO AFFECT RIGHTS): to delay or otherwise prevent or
                  prejudicially affect the exercise of any rights or remedies conferred on a party under this Agreement,

                                                                              25

         are hereby expressly waived, negatived and excluded.

16.8     AMENDMENTS

         The parties to this Agreement may only amend this Agreement in accordance with clause 33.1(b) of the Series Supplement.

16.9     GOVERNING LAW

         This Agreement is governed by and must be construed in accordance with the laws of the Australian Capital Territory.

16.10    JURISDICTION

         Each party irrevocably and unconditionally:

         (a)      (SUBMISSIONS TO JURISDICTION): submits to the non-exclusive jurisdiction of the courts of the Australian Capital
                  Territory;

         (b)      (WAIVER OF INCONVENIENT FORUM): waives any objection it may now or in the future have to the bringing of proceedings in those courts and any claim that any proceedings have been
                  brought in an inconvenient forum; and

         (c)      (SERVICE OF NOTICE): agrees, without preventing any other mode of service permitted by law, that any document required to be served in any proceedings may be served in the manner in which notices and other written communications may be given under clause 13.

16.11    COUNTERPARTS

         This Agreement may be executed in a number of counterparts and all such counterparts taken together will constitute one and the same instrument.

16.12    LIMITATION OF OFFERED NOTE TRUSTEE'S LIABILITY

         The Offered Note Trustee is a party to this Agreement in its capacity as trustee of the Offered Note Trust. The liability of the Offered Note
         Trustee under this Agreement is limited in the manner and to the same extent as under the Offered Note Trust Deed.

16.13    CONTRA PROFERENTEM

         Each provision of this Agreement will be interpreted without disadvantage to the party who (or whose representative) drafted that provision.

16.14    KNOW YOUR CUSTOMER

         Subject to any confidentiality, privacy or general trust law obligations owed by The Bank of New York to Offered Noteholders or by
         Perpetual Trustee Company Limited to Noteholders and any applicable confidentiality or privacy laws, each party ("INFORMATION PROVIDER")
         agrees to provide any information and documents reasonably required by another party for that other party to comply with any applicable anti-money laundering or counter-terrorism financing laws including, without limitation, any laws imposing "know your customer" or other identification checks or procedures on a party, but only to the extent that such information is in the possession of, or otherwise readily available to, the Information Provider. Any party may decline to perform any obligation under the Transaction Documents to the extent that it forms the view, in its reasonable opinion, that notwithstanding that it has taken all reasonable steps to comply with such anti-money

                                                                              26

         laundering or counter-terrorism financing laws, it is required to decline to perform those obligations under any such laws.

16.15    COMPLIANCE WITH REGULATION AB

         Each party acting in a certain capacity under this Agreement acknowledges and agrees with the Manager that to the extent that party agrees with the Manager that it is "participating in the servicing function" in relation to the Series Trust within the meaning of Item
         1122 of Regulation AB, clauses 16.31(b) and (d) of the Series
         Supplement will apply to this Agreement as if references to "the
         Servicer" in those clauses were references to the relevant party acting in that capacity and the definition of "Subcontractor" in clause 1.1 of the Series Supplement will be construed accordingly.

                                                                              27

EXECUTED as an agreement.

SIGNED for and on behalf of
PERPETUAL TRUSTEE COMPANY LIMITED
ABN 42 000 001 007
by                                      ----------------------------------------
its Attorney under a Power of
Attorney dated and who declares          Signature of Attorney
that he or she has not received any
notice of the revocation of such
Power of Attorney, in the presence
of:

-----------------------------------     ----------------------------------------

 Signature of Witness                    Name of Attorney in full

-----------------------------------

 Name of Witness in full

SIGNED for and on behalf of
SECURITISATION ADVISORY SERVICES
PTY LIMITED ABN 88 064 133 946          ----------------------------------------
by
its Attorney under a Power of            Signature of Attorney
Attorney dated and who declares
that he or she has not received any
notice of the revocation of such
Power of Attorney, in the presence
of:

-----------------------------------

 Signature of Witness

-----------------------------------

 Name of Witness in full

                                                                               1

SIGNED for THE BANK OF NEW YORK by
its Authorised Signatory:               ----------------------------------------

                                         Authorised Signatory

-----------------------------------

 Signature of Witness

-----------------------------------

 Name of Witness in full

SIGNED for THE BANK OF NEW YORK,
LONDON BRANCH by its Authorised
Signatory:                              ----------------------------------------

                                         Authorised Signatory

-----------------------------------

 Signature of Witness

-----------------------------------

 Name of Witness in full

                                                                               2

SIGNED for and on behalf of
DEUTSCHE INTERNATIONAL CORPORATE
SERVICES (IRELAND) LIMITED              ----------------------------------------
by
its Attorney under a Power of            Signature of Attorney
Attorney dated and who declares
that he or she has not received any
notice of the revocation of such
Power of Attorney, in the presence
of:

-----------------------------------

 Signature of Witness

-----------------------------------

 Name of Witness in full

                                                                               3